SECOND AMENDMENT TO LEASE AGREEMENT

This Second Amendment to Lease Agreement (the "Second Amendment") is made this 22 day of June, 2007, by and between BURTON HILLS IV INVESTMENTS, INC., a Tennessee corporation (hereinafter called "Landlord") and CHD MERIDIAN HEALTHCARE, LLC, a Delaware limited liability company, a successor to Meridian Occupational Healthcare Associates, Inc., under the Lease (hereinafter called "Tenant").

W I T N E S S E T H:

Whereas, the parties entered into that certain Lease Agreement dated January 25, 2002 (the "Original Lease"), whereby Landlord leased to Tenant the space described therein consisting of 26,546 rentable square feet on the first and second floors (the "Leased Premises") in Burton Hills IV Office Building, 40 Burton Hills Boulevard, Nashville, Tennessee (the "Building");

Whereas, Landlord and Tenant entered into the First Amendment to the Lease Agreement dated May 25, 2005 (the “First Amendment”) whereby Landlord and Tenant expanded the Leased Premises by 4,376 rentable square feet and made corresponding changes with respect to the Building Expense Percentage, Revised Minimum Annual Rent, and related matters;

Whereas the parties desire to enter into this Second Amendment in order to set forth the specific terms and conditions by which the Original Lease as amended by the First Amendment (collectively, “Lease”) shall be amended in order to relinquish 26,330 rentable square feet on the second floor and 216 rentable square feet on the first floor space;

Now, therefore in consideration of the premises and mutual covenants herein contained and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties do hereby agree to amend the Lease as follows:

1.
Revised Lease Premises. Subject to Section 5 (Extension Option) and Section 10 (Contingency), effective May 1, 2008 (such date, as may be modified under Section 5, the “Early Termination Date”), Tenant will relinquish Suite 200 consisting of 26,330 Rentable Square Feet on the second floor and 216 rentable square feet on the first floor (“generator space”) of the Leased Premises.  Revised Lease Premise will consist of 4,376 rentable square feet on the first floor (“Suite 130”) as laid out in Exhibit A.  Any dependency between Suite 130 and generator space shall be removed and placed back on building standard distribution at Tenant’s expense.  Tenant shall pay for their current square footage at the current rates as dictated in the First Amendment until May 1, 2008, and thereafter it shall pay rent as required under Section 5.

2.	Revised Building Expense Percentage: 3.26% (4,376/134,379)

3.	Revised Rent Payments:

Monthly Rental Installments:

Months	Monthly Rental Installments
66-72 (5/1/08-11/30/08) 73-84 (12/1/08-11/30/09) 85-91 (12/1/09-06/30/10)	$9,846.00 $9,846.00 $9,846.00

4.
Termination Payment: Subject to Section 10 (Contingency), Tenant will, or will cause a third-party to, pay Landlord a termination payment of $1,000,000.00 less the full amount of Tenant’s Security Deposit previously transferred to Landlord in the amount of $36,204.00 ($963,796.00) no later than September 1, 2007.  Late payment of the termination payment will be subject to the terms set forth in Section 15 of the Lease.

5.
Extension Option: Tenant has the option to delay the Early Termination Date for a period of up to seven (7) months.  To exercise this option, Tenant shall provide written notice to Landlord, indicating the period of such extension at least 90 days prior to the Early Termination Date.  If Tenant exercises this option or Tenant otherwise occupies Suite 200 on or after May 1, 2008, the Tenant will have the legal right to possess the Premises provided it pays the Landlord holdover rent.  Holdover rent will equal to 200% of the Monthly Rental Installments under the First Amendment. The Revised Building Expense Percentage will not take effect until Tenant has vacated the space as set forth in this Amendment at the end of the extended Early Termination Date.

6.	Controlling Provisions. To the extent the provisions of this Second Amendment are inconsistent with the Lease, the terms of this Second Amendment shall control.

7.
Authority. Landlord and Tenant affirm and covenant that each has the authority to enter into this Second Amendment and to abide by the terms hereof, and that the signatories hereto are authorized representatives of their respective entities empowered by their respective entities to execute this Second Amendment.

8.	Force and Effect. Except as if expressly amended and modified herein, all other terms, covenants and conditions of the Lease shall remain in full force and effect.

9.	Successors and Assigns. The conditions, covenants and agreements contained herein shall be binding upon the parties hereto and their respective successors and assigns.

10.
Contingency. Tenant has the unilateral right to nullify this Second Amendment to Lease on or before Friday July 31, 2007 if (a) the closing on the land purchase at the Creekstone Blvd. site (“New Site”) or (b) the execution of the lease for the New Site has not occurred as planned.  Tenant must exercise the right to nullify this Second Amendment to Lease by delivering to Landlord written notice on or before 5:00 pm on July 31, 2007.  In the event Tenant nullifies this Second Amendment, each party hereto shall be released in full from any obligations arising from or relating to this Second Amendment.

[END OF TEXT; SIGNATURES APPEAR ON THE FOLLOWING PAGE]

SIGNATURE PAGE FOR SECOND AMENDMENT TO LEASE
BETWEEN BURTON HILLS INVESTMENTS
 AND CHD MERIDIAN HEALTHCARE, LLC

In witness whereof, the parties hereto have executed this Second Amendment to Lease as of the day and year first above written.

LANDLORD:

BURTON HILLS IV INVESTMENTS, INC.

By: /s/ Charles W. Archerd
Charles W. Archerd, President

TENANT:

CHD MERIDIAN HEALTHCARE, LLC

By: /s/ Yuri Rozenfeld
Title: Senior Vice President